                                                               Exhibit 99.(a)(9)

                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                            PORTFOLIO PARTNERS, INC.

          Portfolio Partners, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The Corporation is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended.

          SECOND: The total number of shares of Capital Stock that the Corporation currently has authority to issue is one billion (1,000,000,000), with a par value of one-tenth of one cent ($.001) per share, and an aggregate par value of One Million Dollars ($1,000,000), five hundred million (500,000,000) of which shares are allocated and classified as follows:

                                                                       TOTAL NUMBER OF
NAME OF CLASS                                                          SHARES ALLOCATED
-------------                                                          ----------------
PPI MFS Emerging Equities Portfolio - Initial Class                    100,000,000
PPI MFS Research Growth Portfolio - Initial Class                      100,000,000
PPI MFS Capital Opportunities Portfolio - Initial Class                100,000,000
PPI Scudder International Growth Portfolio - Initial Class             100,000,000
PPI T. Rowe Price Growth Equity Portfolio - Initial Class              100,000,000

with five hundred million shares (500,000,000) being unclassified.

          THIRD: The Board of Directors of the Corporation, at a meeting duly convened and held on August 8, 2001, adopted resolutions increasing the authorized Capital Stock of the Corporation by five billion (5,000,000,000) shares to a total of six billion (6,000,000,000) shares, with a par value of one-tenth of one cent ($.001) per share, and an aggregate par value of Six Million Dollars ($6,000,000). The Board of Directors further reclassified unissued shares of Capital Stock of the Corporation, as herein increased, such that three billion nine hundred million (3,900,000,000) shares of the authorized Capital Stock of the Corporation as increased is allocated and classified as follows:

NAME OF CLASS                                                           SHARES ALLOCATED
-------------                                                           ----------------
PPI MFS Emerging Equities Portfolio - Initial Class                     100,000,000
PPI MFS Emerging Equities Portfolio - Adviser Class                     100,000,000
PPI MFS Emerging Equities Portfolio - Service Class                     100,000,000
PPI MFS Research Growth Portfolio - Initial Class                       100,000,000
PPI MFS Research Growth Portfolio - Adviser Class                       100,000,000

PPI MFS Research Growth Portfolio - Service Class                       100,000,000
PPI MFS Capital Opportunities Portfolio - Initial Class                 100,000,000
PPI MFS Capital Opportunities Portfolio - Adviser Class                 100,000,000
PPI MFS Capital Opportunities Portfolio - Service Class                 100,000,000
PPI Scudder International Growth Portfolio - Initial Class              100,000,000
PPI Scudder International Growth Portfolio - Adviser Class              100,000,000
PPI Scudder International Growth Portfolio - Service Class              100,000,000
PPI T. Rowe Price Growth Equity Portfolio - Initial Class               100,000,000
PPI T. Rowe Price Growth Equity Portfolio - Adviser Class               100,000,000
PPI T. Rowe Price Growth Equity Portfolio - Service Class               100,000,000
PPI Alger Aggressive Growth Portfolio - Initial Class                   100,000,000
PPI Alger Aggressive Growth Portfolio - Adviser Class                   100,000,000
PPI Alger Aggressive Growth Portfolio - Service Class                   100,000,000
PPI Alger Growth Portfolio - Initial Class                              100,000,000
PPI Alger Growth Portfolio - Adviser Class                              100,000,000
PPI Alger Growth Portfolio - Service Class                              100,000,000
PPI OpCap Balanced Value Portfolio - Initial Class                      100,000,000
PPI OpCap Balanced Value Portfolio - Adviser Class                      100,000,000
PPI OpCap Balanced Value Portfolio - Service Class                      100,000,000
PPI Brinson Tactical Asset Allocation Portfolio - Initial Class         100,000,000
PPI Brinson Tactical Asset Allocation Portfolio - Adviser Class         100,000,000
PPI Brinson Tactical Asset Allocation Portfolio - Service Class         100,000,000
PPI DSI Enhanced Index Portfolio - Initial Class                        100,000,000
PPI DSI Enhanced Index Portfolio - Adviser Class                        100,000,000
PPI DSI Enhanced Index Portfolio - Service Class                        100,000,000
PPI Goldman Sachs Capital Growth Portfolio - Initial Class              100,000,000
PPI Goldman Sachs Capital Growth Portfolio - Adviser Class              100,000,000
PPI Goldman Sachs Capital Growth Portfolio - Service Class              100,000,000
PPI Salomon Brothers Capital Portfolio - Initial Class                  100,000,000
PPI Salomon Brothers Capital Portfolio - Adviser Class                  100,000,000
PPI Salomon Brothers Capital Portfolio - Service Class                  100,000,000
PPI Salomon Brothers Investors Value Portfolio - Initial Class          100,000,000
PPI Salomon Brothers Investors Value Portfolio - Adviser Class          100,000,000
PPI Salomon Brothers Investors Value Portfolio - Service Class          100,000,000

with two billion one hundred million (2,100,000,000) being unclassified.

          FOURTH: A description of the shares so classified with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set or changed by the Board of Directors of the Corporation is as follows:

          The shares of PPI MFS Emerging Equities Portfolio - Initial Class, shares of the PPI MFS Emerging Equities Portfolio - Adviser Class and shares of the PPI MFS Emerging Equities Portfolio - Service Class shall be invested in a common investment portfolio.

          The shares of PPI MFS Research Growth Portfolio - Initial Class, shares of the PPI MFS Research Growth Portfolio - Adviser Class and shares of the PPI MFS Research Growth Portfolio - Service Class shall be invested in a common investment portfolio.

          The shares of PPI MFS Capital Opportunities Portfolio - Initial Class, shares of the PPI MFS Capital Opportunities Portfolio - Adviser Class and shares of the PPI MFS Capital Opportunities Portfolio - Service Class shall be invested in a common investment portfolio.

          The shares of PPI Scudder International Growth Portfolio - Initial Class, shares of the PPI Scudder International Growth Portfolio - Adviser Class and shares of the PPI Scudder International Growth Portfolio - Service Class shall be invested in a common investment portfolio.

          The shares of PPI T. Rowe Price Growth Equity Portfolio - Initial Class, shares of the PPI T. Rowe Price Growth Equity Portfolio - Adviser Class and shares of the PPI T. Rowe Price Growth Equity Portfolio - Service Class shall be invested in a common investment portfolio.

          The shares of PPI Alger Aggressive Growth Portfolio - Initial Class, shares of the PPI Alger Aggressive Growth Portfolio - Adviser Class and shares of the PPI Alger Aggressive Growth Portfolio - Service Class shall be invested in a common investment portfolio.

          The shares of PPI Alger Growth Portfolio - Initial Class, shares of the PPI Alger Growth Portfolio - Adviser Class and shares of the PPI Alger Growth Portfolio - Service Class shall be invested in a common investment portfolio.

          The shares of PPI OpCap Balanced Value Portfolio - Initial Class, shares of the PPI OpCap Balanced Value Portfolio - Adviser Class and shares of the PPI OpCap Balanced Value Portfolio - Service Class shall be invested in a common investment portfolio.

          The shares of PPI Brinson Tactical Asset Allocation Portfolio - Initial Class, shares of the PPI Brinson Tactical Asset Allocation Portfolio - Adviser Class and shares of the PPI Brinson Tactical Asset Allocation Portfolio
- Service Class shall be invested in a common investment portfolio.

          The shares of PPI DSI Enhanced Index Portfolio - Initial Class, shares of the PPI DSI Enhanced Index Portfolio - Adviser Class and shares of the PPI DSI Enhanced Index Portfolio - Service Class shall be invested in a common investment portfolio.

          The shares of PPI Goldman Sachs Capital Growth Portfolio - Initial Class, shares of the PPI Goldman Sachs Capital Growth Portfolio - Adviser Class and shares of the PPI Goldman Sachs Capital Growth Portfolio - Service Class shall be invested in a common investment portfolio.

          The shares of PPI Salomon Brothers Capital Portfolio - Initial Class, shares of the PPI Salomon Brothers Capital Portfolio - Adviser Class and shares of the PPI Salomon Brothers Capital Portfolio - Service Class shall be invested in a common investment portfolio.

          The shares of PPI Salomon Brothers Investors Value Portfolio - Initial Class, shares of the PPI Salomon Brothers Investors Value Portfolio - Adviser Class and shares of the PPI Salomon Brothers Investors Value Portfolio - Service Class shall be invested in a common investment portfolio.

          A description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each class of Capital Stock of the Corporation (each hereinafter referred to as a "Class") and each common investment portfolio of the Corporation (each hereinafter referred to as a "Portfolio") is set forth in the Corporation's Charter with respect to its shares generally and to the following:

          (i) Except for the differences set forth below or elsewhere in the Charter of the Corporation or required by law, each Class invested in a common Portfolio shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as each other Class invested in such Portfolio.

          (ii) The investment income and losses, capital gains and losses, and expenses and liabilities of each Portfolio shall be allocated among the Classes invested in such Portfolio in such manner as may be determined by the Board of Directors in accordance with law and the Corporation's multiple class plan (the "Plan"), adopted in accordance with Rule 18f-3 under the Investment Company Act of 1940, as amended, as such Plan may then be in effect.

          (iii) The liabilities and expenses attributable to the respective Classes invested in a common Portfolio shall be determined separately from those of each other and, accordingly, the net asset values, the dividends and distributions payable to holders, and the amounts distributable in the event of liquidation of the Corporation or of the Portfolio to holders of shares invested in the Portfolio may vary between the Classes.

          (iv) Except as may otherwise be provided in the Plan or by law, the holders of shares of each Class invested in a common Portfolio shall have, respectively, exclusive voting rights with respect to any matter submitted to a vote of stockholders that only affects the holders of the respective Class, and no voting rights with respect to any matter submitted to a vote of stockholders that does not affect holders of that Class.

          FIFTH: The total number of shares of stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law. The shares of the Corporation have been classified and reclassified by the Board of Directors as set forth herein pursuant to authority contained in the Corporation's Articles of Incorporation.

          IN WITNESS WHEREOF, Portfolio Partners, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary as of the 20th day of August, 2001.


WITNESS:                                             PORTFOLIO PARTNERS, INC.


/s/ Susan C. Mosher                                  /s/ Laurie M. Tillinghast
---------------------                                ---------------------------
Name: Susan C. Mosher                                Name: Laurie M. Tillinghast

Title: Secretary                                     Title: President

                                   CERTIFICATE

          THE UNDERSIGNED, President of Portfolio Partners, Inc., who executed on behalf of said corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges that the foregoing Articles Supplementary are the act of the said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                                     /s/ Laurie M. Tillinghast
                                                     ---------------------------
                                                     Name: Laurie M. Tillinghast
                                                     Title: President